UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM	8-K
CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):	August 5, 2019
Shutterstock, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35669	80-0812659
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
350 Fifth Avenue, 21st Floor
New York, NY 10118
(Address of principal executive offices, including zip code)
(646) 710-3417
(Registrant’s telephone number, including area code)
Not applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Class	Trading symbol	Name of each exchange on which registered
Common Stock, $0.01 par value per share	SSTK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 2.02	Results of Operations and Financial Condition.
 On August 6, 2019, Shutterstock, Inc. (the “Company”) issued a press release announcing its financial results for the fiscal period ended June 30, 2019.  A copy of the press release is furnished as Exhibit 99.1 to this current report and is incorporated herein by reference. In addition, a copy of the presentation slides which will be referenced on the Company’s earnings call at 8:30 a.m. Eastern Time on Tuesday, August 6, 2019 is furnished as Exhibit 99.2 to this current report and incorporated herein by reference.
In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K, including Exhibits 99.1 and 99.2 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Employment Agreement

As previously announced by Shutterstock, Inc. (the “Company”), on June 25, 2019, the Board of Directors of the Company (the “Board”) appointed Steven Ciardiello, the Company’s Chief Accounting Officer, to the position of Interim Chief Financial Officer. In connection with such appointment, on August 5, 2019, the Company entered into an employment agreement with Mr. Ciardiello, which supersedes the offer letter between Mr. Ciardiello and the Company, dated November 15, 2016.

Pursuant to Mr. Ciardiello’s employment agreement, Mr. Ciardiello will be entitled to an annual base salary of $375,000 and an annual cash bonus target of 50% of his base salary, based on the achievement of individual and company performance-based objectives established by the Compensation Committee of the Board (the “Compensation Committee”) in connection with the Company's short-term incentive compensation plan and pro-rated for his initial year of service. In addition, in light of Mr. Ciardiello’s services to the Company as Interim Chief Financial Officer, Mr. Ciardiello will be guaranteed a one-time bonus payment in the amount of $200,000, less all required tax withholdings and other applicable deductions (the “Guaranteed Bonus”), to be paid on or around March 15, 2020. Mr. Ciardiello also continues to be eligible to participate in employee benefit plans, policies, programs and arrangements provided generally to similarly situated employees of the Company and will receive reimbursement of all reasonable business expenses in accordance with Company policies relating to such expenses.

If the Company terminates Mr. Ciardiello’s employment with the Company without “cause” (other than due to his death or “disability”) at any time other than during the twelve-month period immediately following a “change of control”, subject to his execution of an acceptable release and compliance with the covenants described below, Mr. Ciardiello will receive the following severance benefits from the Company:

•	severance in an amount equal to six (6) months of his base salary, which will be paid in accordance with the Company’s regular payroll procedures;

•	a lump sum payment of a pro-rata bonus based on actual performance for the year in which the termination of employment occurs based on the number of days worked relative to 365 days;

•	if Mr. Ciardiello’s termination date is on or prior to March 15, 2020, a lump-sum payment in an amount equal to the Guaranteed Bonus;

•
reimbursement for premiums paid for coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), for Mr. Ciardiello and his eligible dependents for up to six (6) months;

•
if Mr. Ciardiello’s termination date is at least 12 months following the effective date of his employment, accelerated vesting of 50% of the then-unvested portion of all his outstanding equity awards as if he had remained employed for 12 months following his termination of employment;

•	all accrued but unpaid expense reimbursements, wages, and other benefits due to Mr. Ciardiello under any Company-provided plans, policies and arrangements; and

•	such other compensation or benefits as may be required by law.
If the Company terminates Mr. Ciardiello’s employment with the Company without “cause” (other than due to Mr. Ciardiello’s death or “disability”) or Mr. Ciardiello resigns for “good reason” during the twelve-month period immediately following a “change of control”, subject to his execution of an acceptable release and compliance with the covenants described below, Mr. Ciardiello will receive the severance benefits set forth above, except as follows:

•	single lump sum payment of severance in an amount equal to six (6) months of his then current base salary;

•	lump sum severance payment equal to 100% of his full target bonus for the fiscal year in effect at the date of termination of employment;

•	Mr. Ciardiello shall not be eligible for the Guaranteed Bonus; and

•	accelerated vesting of 50% of the then-unvested portion of all his outstanding equity awards as if he had remained employed for 12 months following his termination of employment.
Mr. Ciardiello is also subject to the Company’s Confidentiality, Non-Disclosure, Inventions, Non-Solicitation and Non-Competition Agreement, which contains customary confidentiality, non-competition, and non-solicitation of employees or customers provisions. Under the agreement, Mr. Ciardiello cannot compete with the Company for a 12-month period after termination. The non-solicitation covenant also extends for 12 months after termination.

The foregoing description of Mr. Ciardiello’s employment agreement does not purport to be complete and is qualified in its entirety by reference to the complete text thereof, a copy of which is filed as Exhibit 10.1 to this Form 8-K and incorporated by reference into this Item 5.02.

(d)	Election of Director
On August 5, 2019, the Board, based on the recommendation of the Nominating and Corporate Governance Committee (the “NCG Committee”) of the Board, appointed Rachna Bhasin as a Class I director of the Company with a term expiring at the Company’s 2022 annual meeting of stockholders. In addition, and based on the recommendation of the NCG Committee, the Board appointed Ms. Bhasin to serve as a member of the Compensation Committee.
Ms. Bhasin is the Founder/CEO of EQ Partners, a strategic advisory, consulting and investment company serving early stage United States and European companies in the areas of technology and media, and Co-Founder of Pacifica Investments, an advisory, consultancy and investment firm focused on identifying and amplifying technologies, brands and entrepreneurs from New Zealand and the Pacific Rim. Ms. Bhasin was Chief Business Officer of Magic Leap, Inc., a spatial computing company, from October 2015 through January 2019 and prior to that, served as SVP, Corporate Strategy and Business Development at Sirius XM Radio, Inc. from November 2010 through October 2015. Ms. Bhasin has also held positions at Dell, Inc., where she led the company’s consumer strategic partnership and personalization, and at EMI Music North America as Vice President of Business Development. Since March 2016, Ms. Bhasin has also served on the board of Ryman Hospitality Properties (NYSE: RHP), a hotel, resort, entertainment and media company, where she is a member of the Nominating and Corporate Governance Committee. Ms. Bhasin holds a Bachelor of Commerce and Administration with Honors from the Victoria University of Wellington in New Zealand and an M.B.A. from Harvard Business School.
In connection with her election to the Board, on August 5, 2019, Ms. Bhasin was awarded a restricted stock unit grant under the Company’s 2012 Omnibus Equity Incentive Plan covering 3,539 shares of the Company’s common stock, such award to vest on the earlier of (i) the one year anniversary of the date of grant and (ii) the date immediately preceding the date of the Company’s 2020 annual meeting of stockholders, subject to Ms. Bhasin’s continued service through that date. Ms. Bhasin will also be entitled to receive the following compensation for her service on each of the Board and the Compensation Committee:

•
an annual cash retainer of $50,000 for her service on the Board and $5,000 for her service on the Compensation Committee, each payable quarterly in arrears, subject to Ms. Bhasin’s continued service on the first day of the applicable quarter;

•
an annual restricted stock unit award with a cash value of $150,000 to be granted on the date of each annual meeting of the Company’s stockholders, which shall vest on the earlier of the one-year anniversary of the date of grant and the date immediately preceding the date of the next annual meeting of the Company’s stockholders, subject in each case to Ms. Bhasin’s continued service through the vesting date.

All of Ms. Bhasin’s equity awards received for her service on the Board will vest in full immediately prior to, and contingent upon, a change of control of the Company.
In addition, Ms. Bhasin and the Company will enter into an indemnification agreement, the form of which is attached as an exhibit to Amendment No. 3 to the Company’s Registration Statement on Form S-1, as amended (File No. 333-181376), filed with the SEC on August 30, 2012. There are no understandings or arrangements between Ms. Bhasin and any other person pursuant to which Ms. Bhasin was selected as a director. There are no transactions in which Ms. Bhasin has an interest requiring disclosure under Item 404(a) of Regulation S-K.
A copy of the press release announcing Ms. Bhasin’s election to the Board is filed as Exhibit 99.3 and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.
The information provided above in “Item 2.02 Results of Operations and Financial Condition” is incorporated by reference in this Item 7.01.

Item 9.01	Financial Statements and Exhibits.
(d)   Exhibits.

99.1	Press release dated August 6, 2019

99.2	Presentation slides referenced on the earnings call held by Shutterstock, Inc. on August 6, 2019

99.3	Press release dated August 6, 2019

10.1	Employment Agreement, dated August 5, 2019, by and between Steven Ciardiello and Shutterstock, Inc.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

EXHIBIT INDEX

Exhibit No.	Exhibit Description

99.1	Press release dated August 6, 2019

99.2	Presentation slides referenced on the earnings call held by Shutterstock, Inc. on August 6, 2019

99.3	Press release dated August 6, 2019

10.1	Employment Agreement, dated August 5, 2019, by and between Steven Ciardiello and Shutterstock, Inc.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE
 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHUTTERSTOCK, INC.

Dated: August 6, 2019	By:	/s/ Steven Ciardiello
Steven Ciardiello
Interim Chief Financial Officer and Chief Accounting Officer